Exhibit 3.73

ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION OF

ARH ACQUISITION CORP.

1. The name of the corporation is ARH Acquisition Corp.

2. Article I of the Articles of Incorporation is deleted in its entirety and is hereby replaced with the following:

ARTICLE I - NAME

The name of the Corporation is Columbia/Alleghany Regional Hospital Incorporated (hereinafter the “Corporation”).

3. The foregoing amendment was adopted on July 1, 1995, to be effective on July 1, 1995, by the Board of Directors of the corporation by action taken by the unanimous written consent of the Directors of the corporation. The foregoing amendment was adopted on July 1, 1995 by the sole shareholder of the corporation by certificate of unanimous.

The undersigned declares that the facts herein stated are true as of July 1, 1995.

IN WITNESS WHEREOF, these Articles of Amendment have been executed by the undersigned duly authorized officer of ARH Acquisition Corp. this 1st day of July, 1995.

ARH ACQUISITION CORP.

By:

Title:

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

July 28, 1995

The State Corporation Commission has found the accompanying articles submitted on behalf of

COLUMBIA/ALLEGHANY REGIONAL HOSPITAL INCORPORATED

(FORMERLY ARH ACQUISITION CORP.)

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective July 28, 1995 at 08:50 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By:
Commissioner

ARTICLES OF INCORPORATION

OF

ARH ACQUISITION CORP.

ARTICLE I – NAME

The name of the Corporation is ARH Acquisition Corp.

ARTICLE II – PURPOSE

The purpose of this Corporation is to transact any or all lawful business not required to be specifically stated in these Articles of Incorporation for which corporations may be incorporated under the Virginia Stock Corporation Act.

ARTICLE III – AUTHORIZED STOCK

The Corporation shall have authority to issue shares of stock as follows:

Class	Par Value	No. of Shares
Common Stock	No Par	5,000

ARTICLE IV - INDEMNIFICATION OF DIRECTORS AND OFFICERS

A. Each Director and Officer who is or was a party to any proceeding (including a proceeding by or in the right of the Corporation) shall be indemnified by the Corporation against any liability imposed upon or asserted against him (including amounts paid in settlement) arising out of conduct in his official capacity with the Corporation or otherwise by reason of the fact that he is or was such a Director or Officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except there shall be no indemnification in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of (i) willful misconduct or (ii) a knowing violation of criminal law in the performance of his duty as such Director or Officer.

B. In addition to the indemnification provided under Section A, to the full extent permitted by the Virginia Stock Corporation Act and any other applicable law, as they exist on the date hereof or may hereafter be amended, the Corporation shall indemnify a Director or Officer of the Corporation who is or was a party to any proceeding (including a proceeding by or in the right of the corporation) by reason of the fact that he is or was such a Director or Officer or is or was serving at the request of the Corporation as a director officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise,

C. The Corporation is empowered to contract in advance to indemnify any Director or Officer to the extent indemnification is granted under Sections A and B. The Board of Directors is also empowered to cause the Corporation to indemnify or contract in advance to indemnify any other person not covered by Sections A and B who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as if such person were specified as one to whom indemnification is granted under Sections A and B.

D. The Corporation shall advance, pay for and/or reimburse the reasonable expenses incurred by an Officer or Director who is a party to any proceeding in advance of the final disposition thereof if (i) the Officer or Director furnishes the Corporation a written statement of his good faith belief that he has met the standard of conduct described in Sections A and/or B above and (ii) the Officer or Director furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct. The undertaking required by clause (ii) above shall be an unlimited general obligation of the Officer or Director but need not be secured and may be accepted without reference to financial ability to make repayment.

E. The foregoing provisions are intended to provide indemnification with respect to those monetary damages for which the Virginia Stock Corporation Act permits the limitation or elimination of liability. In addition, to the full extent, if any, that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages arising out of a single transaction occurrence or course of conduct in excess of the amount of cash consideration received by the Director from the Corporation for services as a director during the twelve months immediately preceding the act or omission for which liability was imposed.

F. The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

G. The provisions of this Article shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

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H. Except to the extent inconsistent with this Article, terms used herein shall have the same meanings assigned them in the Indemnification Article of the Virginia Stock Corporation Act, as now in effect or hereafter amended. Without limitation, it is expressly understood that reference herein to Directors, Officers, employees or agents shall include former Directors, Officers, employees and agents and their respective heirs, executors and administrators.

ARTICLE V – REGISTERED OFFICE

The Corporation’s initial registered office shall be located in the City of Roanoke, 10 South Jefferson Street, First Union Tower, Suite 1400, Roanoke, Virginia 24011. The Corporation’s initial registered agent shall be Heman A. Marshall, III, whose address is the same as the Corporation’s registered office and who is a resident of Virginia and a member of the Virginia State Bar.

Dated: , 1995
R. Neal Keesee, Jr. Incorporator

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COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

May 3, 1995

The State Corporation Commission has found the accompanying articles submitted on behalf of

ARH ACQUISITION CORP.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective May 3, 1995.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By:
Commissioner